As filed with the Securities and Exchange Commission on June 29, 2009
Registration No. 333-107141

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
______________________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
______________________________

WASHINGTON TRUST BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Rhode Island (State or other jurisdiction of incorporation or organization)	23 Broad Street Westerly, Rhode Island 02891 (Address of principal executive offices)	05-0404671 (I.R.S. Employer Identification No.)

WASHINGTON TRUST BANCORP, INC.

2003 STOCK INCENTIVE PLAN
(Full title of the plan)

John C. Warren
Chairman and Chief Executive Officer
WASHINGTON TRUST BANCORP, INC.
23 Broad Street
Westerly, Rhode Island 02891
(401) 348-1200
(Name, address, and telephone number of agent for service)

With copies to:

Paul W. Lee, Esq.
Goodwin Procter LLP
Exchange Place
Boston, Massachusetts 02109-2881
(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large Accelerated Filer ☐	Accelerated Filer ☒
Non-Accelerated Filer ☐	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common stock, par value $0.0625 per share	600,000(2)	$17.66	$10,596,000	$591.26

(1)
This registration statement also relates to such indeterminate number of additional shares of common stock, par value $0.625 per share, of Washington Trust Bancorp, Inc. (“Common Stock”) as may be required pursuant to the Washington Trust Bancorp, Inc. 2003 Stock Incentive Plan (the “Plan”) in the event of any stock dividends, stock splits, recapitalization, merger, consolidation or reorganization, forfeiture of stock under the Plan or other similar event.

(2)	These shares are in addition to the 600,000 shares originally registered on the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 18, 2003.

(3)
This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of determining the amount of the registration fee.  The registration fee is based upon the average of the high and low sales prices for a share of Common Stock on June 23, 2009, as reported on the Nasdaq Global Select Market.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 18, 2003 (Registration Statement No. 333-107141) (the “Registration Statement”) is being filed to register an additional 600,000 shares of common stock, par value $0.0625 per share (the “Common Stock”), of Washington Trust Bancorp, Inc. (the “Registrant”) in connection with the Washington Trust Bancorp, Inc. 2003 Stock Incentive Plan (the “Plan”).  The contents of the Registration Statement are incorporated by reference into this Post-Effective Amendment No. 1 to the Registration Statement, except as described herein.  Required opinions, consents and signatures are included in this amendment.

 Item 8.                      Exhibits

The exhibits listed below represent a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

3.1
Restated Articles of Incorporation of the Registrant (Incorporated by reference Exhibit 3.a to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Securities and Exchange Commission on March 16, 2001).

3.2
Amendment to Restated Articles of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.b to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed with the Securities and Exchange Commission on March 20, 2003).

3.3
Amended and Restated By-Laws of the Registrant (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 24, 2007).

*5.1	Opinion of Goodwin Procter LLP as to the legality of the securities being registered.

10.1
Washington Trust Bancorp, Inc. 2003 Stock Incentive Plan, as amended and restated (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on April 29, 2009).

*23.1	Consent of KPMG LLP, as independent registered public accounting firm.

23.3	Consent of Goodwin Procter LLP (contained in the opinion filed as Exhibit 5.1 to this registration statement).

24.1	Power of attorney (included in the signature page to this registration statement).

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Westerly, the State of Rhode Island, on this 29th day of June, 2009.

WASHINGTON TRUST BANCORP, INC.

By:	/s/ John C. Warren
John C. Warren
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of John C. Warren and David V. Devault such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John C. Warren	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	June 29, 2009
John C. Warren

/s/ David V. Devault	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	June 29, 2009
David V. Devault

/s/ Gary P. Bennett	Director	June 29, 2009
Gary P. Bennett

/s/ Steven J. Crandall	Director	June 29, 2009
Steven J. Crandall

/s/ Barry G. Hittner	Director	June 29, 2009
Barry G. Hittner, Esq.

/s/ Katherine W. Hoxsie	Director	June 29, 2009
Katherine W. Hoxsie, CPA

/s/ Mary E. Kennard	Director	June 29, 2009
Mary E. Kennard, Esq.

/s/ Edward M. Mazze	Director	June 29, 2009
Edward M. Mazze, Ph.D.

/s/ Kathleen McKeough	Director	June 29, 2009
Kathleen E. McKeough

/s/ Victor J. Orsinger II	Director	June 29, 2009
Victor J. Orsinger II, Esq.

/s/ H. Douglas Randall III	Director	June 29, 2009
H. Douglas Randall, III

/s/ Patrick J. Shanahan, Jr.	Director	June 29, 2009
Patrick J. Shanahan, Jr.

/s/ Neil H. Thorp	Director	June 29, 2009
Neil H. Thorp

/s/ John F. Treanor	Director	June 29, 2009
John F. Treanor

EXHIBIT INDEX

Exhibit Number	Description
3.1
Restated Articles of Incorporation of the Registrant (Incorporated by reference Exhibit 3.a to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Securities and Exchange Commission on March 16, 2001).

3.2
Amendment to Restated Articles of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.b to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed with the Securities and Exchange Commission on March 20, 2003).

3.3
Amended and Restated By-Laws of the Registrant (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 24, 2007).

*5.1	Opinion of Goodwin Procter LLP as to the legality of the securities being registered.

10.1
Washington Trust Bancorp, Inc. 2003 Stock Incentive Plan, as amended and restated (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on April 29, 2009).

*23.1	Consent of KPMG LLP, as independent registered public accounting firm.

23.3	Consent of Goodwin Procter LLP (contained in the opinion filed as Exhibit 5.1 to this registration statement).

24.1	Power of attorney (included in the signature page to this registration statement).

*Filed herewith